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                                                                   Exhibit 8.1


                                 White & Case
                         1155 Avenue of the Americas
                              New York, NY 10036



June 27, 1995



The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio 44333-1799

BFGoodrich Capital
c/o The B.F.Goodrich Company
3925 Embassy Parkway
Akron, Ohio 44333-1799


Re:  BFGoodrich Capital    % Cumulative Quarterly Income Preferred Securities
- -----------------------------------------------------------------------------

Dear Sir or Madam:

     We have acted as special counsel to The B.F.Goodrich Company (the "Company") and BFGoodrich Capital (the "Issuer") in connection with the issuance of up to $126,500,000 aggregate liquidation amount of Cumulative Quarterly Income Preferred Securities, Series A (the "Preferred Securities") by the Issuer and the issuance of the Junior Subordinated Debentures, Series A, Due 2025 (the "Junior Subordinated Debentures") by the Company to the Issuer. The Preferred Securities are to be sold by the Issuer pursuant to an Underwriting Agreement among the Issuer, the Company and the Underwriters named therein (the "Underwriting Agreement"). The Preferred Securities are more fully described in a Registration Statement on Form S-3 (File Nos. 33-59953 and 33-59953-01) under the Securities Act of 1933, as filed with the Securities and Exchange Commission on June 5, 1995 (the "Form S-3"). Unless otherwise defined herein, all terms used herein shall have the meanings ascribed to them in the Prospectus which forms a part of the Form S-3.






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The B.F.Goodrich Company                         [THIS IS PAGE 2 TO EXHIBIT 8.1]
BFGoodrich Capital
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        In this connection, the Issuer and the Company have furnished us with copies of (i) the Form S-3; (ii) the Underwriting Agreement; (iii) the Amended and Restated Trust Agreement among the Company, as Depositor, and the several trustees named therein; (iv) the Indenture between the Company and The Bank of New York, as Trustee; and (v) the Guarantee Agreement between the Company, as Guarantor, and The Bank of New York, as Trustee.

     Based upon our examination of the documents listed above and such other information as we have deemed necessary and appropriate, we hereby confirm our opinion as set forth in the Prospectus under the caption "United States Taxation."

     We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the captions "United States Taxation" and "Validity of the Securities" in the Prospectus.


                                                     Very truly yours,


JTL:JN:lrg                                            WHITE & CASE